UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): May 14, 2025
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PLEXUS CORP.
(Exact name of registrant as specified in its charter)
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Wisconsin	001-14423	39-1344447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Plexus Way
Neenah, Wisconsin 54957
(Address of principal executive offices) (Zip Code)
Telephone Number (920) 969-6000
(Registrant’s telephone number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	PLXS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company    ☐
        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01    Other Events.

On May 14, 2025 the Board of Directors of Plexus Corp. (the “Company”) approved a new share repurchase program that authorizes the Company to repurchase up to $100.0 million of its common stock beginning upon expiration of the Company’s current $50.0 million share repurchase program, which shall remain in effect until its expiration. As of May 13, 2025, the remaining balance on the current $50.0 million share repurchase program was $17.9 million. The Company does not have a specific schedule or commitment for the repurchase of the shares and may repurchase shares in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions, legal requirements, financing and other considerations.

Item 9.01    Financial Statements and Exhibits

(d) The following exhibits are filed herewith:

Exhibit Number	Description
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2025	PLEXUS CORP.
(Registrant)
By: /s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary